Exhibit 99.1

FOR IMMEDIATE RELEASE
NICHOLAS	Contact:	Ralph Finkenbrink Sr. Vice President, CFO Ph # - 727-726-0763	NASDAQ: NICK Web site: www.nicholasfinancial.com
Nicholas Financial, Inc.
Corporate Headquarters

2454 McMullen-Booth Rd.
Building C, Suite 501
Clearwater, FL 33759

Nicholas Financial Makes Announcement Regarding Status of

Arrangement Agreement with Prospect Capital

May 12, 2014 – Clearwater, Florida - Nicholas Financial, Inc. (NASDAQ: NICK) announced that the Company’s Board of Directors (the “Board”) held a special meeting to consider the status of the Company’s proposed transaction with Prospect Capital Corporation (“Prospect”).

As previously disclosed in a Current Report on Form 8-K filed December 18, 2014, on December 17, 2014, the Company entered into an arrangement agreement (the “Arrangement Agreement”) whereby the Company agreed to sell all of its issued and outstanding Common Shares to an indirect wholly-owned subsidiary of Prospect, pursuant to a plan of arrangement (the “Arrangement”) under the Business Corporations Act (British Columbia).

Prospect (NASDAQ: PSEC) (www.prospectstreet.com) is a closed-end investment company that has filed an election to be treated as a business development company under the Investment Company Act of 1940. It focuses on lending to and investing in private businesses. Prospect’s investment objective is to generate both current income and long-term capital appreciation through debt and equity investments.

Based upon information provided by Prospect, the proposed Arrangement will not be consummated on or before June 12, 2014, as previously anticipated. In its Quarterly Report on Form 10-Q for the three months ended March 31, 2014, Prospect stated, in part: “[T]he staff of the SEC has asserted that certain unconsolidated holding company subsidiaries through which [Prospect] hold[s] [its] investment in operating subsidiaries should be consolidated and consequently is delaying the effectiveness of [Prospect’s] registration statement on Form N-14 related to [the Arrangement].” Prospect further reported that it intends to appeal the staff’s decision to the SEC’s Chief Accountant and, if necessary, the Commission itself.

The Board will continue to monitor Prospect’s appeal of the SEC staff’s decision and to consider the various alternatives available with respect to the proposed Arrangement, including (without limitation) possible termination of the Arrangement Agreement. The Board expects to make a determination on how to proceed by no later than June 12, 2014.

Even if the Arrangement Agreement is not terminated, the transactions contemplated by the Arrangement Agreement will not be consummated unless certain conditions typical for this type of transaction are either satisfied or waived prior to closing. These conditions include, among other things, that the Arrangement Agreement and the transactions contemplated thereby are approved by the securityholders of the Company in accordance with the Business Corporations Act (British Columbia) and the Company’s Articles. In the event that the transaction proceeds, an information circular providing further information regarding the Arrangement Agreement and the parties thereto will be mailed to securityholders of the Company in advance of the special meeting thereof expected to be held for the purpose of approving, among other things, the Arrangement Agreement and the Arrangement contemplated thereby.

The foregoing description is qualified in its entirety by reference to the Arrangement Agreement, a copy of which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on December 18, 2013.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

This communication is being made in respect of the proposed business combination involving the Company and Prospect. In connection with the proposed transaction, Prospect has filed with the SEC a Registration Statement on Form N-14 containing a Proxy Statement of the Company and a Prospectus of Prospect and each of the Company and Prospect plan to file with the SEC other documents regarding the proposed transaction. The definitive Proxy Statement and Prospectus will be mailed to shareholders of the Company. INVESTORS AND SECURITYHOLDERS OF THE COMPANY AND PROSPECT ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and securityholders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus (when available) and other documents filed with the SEC by the Company and Prospect through the web site maintained by the SEC at http://www.sec.gov. Free copies of the Registration Statement and the Proxy Statement/Prospectus (when available) and other documents filed with the SEC can also be obtained by directing a request to Nicholas Financial, Inc., 454 McMullen Booth Road, Building C, Clearwater, Florida, 33759, Attention: Ralph Finkenbrink, Chief Financial Officer, or by directing a request to Prospect Capital Corporation, 10 East 40th Street, 44th Floor, New York, NY 10016, Attention: Brian Oswald, Chief Financial Officer.

PROXY SOLICITATION

The Company, Prospect and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Company shareholders in favor of the transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of Company shareholders in connection with the proposed acquisition will be set forth in the Proxy Statement/Prospectus when it is filed with the SEC. You can find information about Prospect’s executive officers and directors in its definitive proxy statement filed with the SEC on September 10, 2013. You can find information about the executive officers and directors of the Company in its Annual Report on Form 10-K filed with the SEC on June 14, 2013. You can obtain free copies of these documents from the Company and Prospect in the manner set forth above.

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that involve risks and uncertainties including, among other things, the failure of the Arrangement to be consummated in a timely manner or at all, the failure of the Company’s shareholders to approve the Arrangement, the inability of the Company to successfully manage its business relationships during the pendency of the transaction, and other risks detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2013. Such statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to Company management. Actual events or results may differ materially. All forward-looking statements and cautionary statements included in this Report are made as of the date hereby based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement or cautionary statement.